Exhibit 99.1

News Release

EDITORIAL/READER CONTACT:

Brian Kiernan, Corporate Communications Manager

Lattice Semiconductor Corporation

503-268-8739 voice

503-268-8193 fax

brian.kiernan@latticesemi.com

LATTICE SEMICONDUCTOR APPOINTS

NEW PRESIDENT AND CHIEF EXECUTIVE OFFICER

— Veteran Technology Executive Bruno Guilmart to

Take the Reins as CEO of FPGA Company —

HILLSBORO, OR – JUNE 16, 2008 – Lattice Semiconductor (NASDAQ: LSCC), a leading developer of high performance programmable logic products and software, today announced that its board of directors has appointed Bruno Guilmart as the company’s president and chief executive officer, effective July 7, 2008. Guilmart most recently has been CEO of the Unisem Group, a global provider of semiconductor assembly and test services for many of the world’s most successful electronics companies, with over 10,000 employees worldwide.

“Lattice is a company with outstanding potential. Its innovative programmable logic technologies and products are already gaining strong momentum within the FPGA industry,” said Guilmart. “Lattice is a dynamic company that boasts a loyal and growing customer base, as well as extremely talented and dedicated employees. I’m honored and excited to become the CEO of Lattice Semiconductor, and I look forward to leading the company through its next phase of growth in its market place.”

Before joining Unisem, Guilmart served as President and CEO of Advanced Interconnect Technologies (AIT), a TPG company that was sold to Unisem in 2007. Prior to AIT, Guilmart was senior vice president for worldwide sales and marketing at Chartered Semiconductor Manufacturing, one of the world’s premier silicon foundries. Guilmart also has held senior management and business development positions at Cadence Design Systems, Temic Semiconductor and Hewlett-Packard.

“We are very pleased that Bruno has chosen to join Lattice as its CEO,” said Patrick Jones, chairman of the Lattice board of directors. “Bruno has an exceptional record of achievement and success in semiconductors and related industries. He brings to Lattice rich hand’s-on experience in a broad range of disciplines and responsibilities, including business development, marketing and sales, design services and engineering, foundry and assembly and test operations, strategic alliances, and mergers and acquisitions. Having lived and worked in the USA, Europe and Asia, Bruno has acquired through the years a truly global business perspective that will serve Lattice well.”

About Lattice Semiconductor

Lattice Semiconductor Corporation provides the industry’s broadest range of Programmable Logic Devices (PLD), including Field Programmable Gate Arrays (FPGA), Complex Programmable Logic Devices (CPLD), Mixed-Signal Power Management and Clock Generation Devices, and industry-leading SERDES products.

Lattice continues to deliver “More of the Best” to its customers with comprehensive solutions for system design, including an unequaled portfolio of high-performance, non-volatile and low-cost FPGAs.

Lattice products are sold worldwide through an extensive network of independent sales representatives and distributors, primarily to OEM customers in communications, computing, industrial, consumer, automotive, medical and military end markets. For more information, visit http://www.latticesemi.com

Statements in this news release looking forward in time are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements, including statements relating to the gaining of strong momentum by technologies and products and leading the company through a next phase of growth, involve risks and uncertainties, including risks relating to market acceptance and demand for our new products, our dependencies on our third party software suppliers, the impact of competitive products and pricing, technological and product development risks and other risk factors detailed in the Company’s Securities and Exchange Commission filings. Actual results may differ materially from forward-looking statements.

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Lattice Semiconductor Corporation, Lattice (& design), L (& design) and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries.

GENERAL NOTICE: Other product names used in this publication are for identification purposes only and may be trademarks of their respective holders.

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